AMENDMENT DATED OCTOBER 10, 2002
                               TO THE BYLAWS OF
                              FRANKLIN MONEY FUND
                              (THE "CORPORATION")

WHEREAS, Article IX, Section 2 of the Bylaws provides that the Bylaws may be amended by the Board of Directors; and

WHEREAS, by resolution dated October 10, 2002 at a meeting of the Board, the Board unanimously authorized the Bylaws to be amended as set forth below.

NOW, THEREFORE, the Bylaws are hereby amended as follows:

1. The first sentence of Article V, Section 1 is replaced in its entirety as follows:

      The officers of the corporation shall be a Chief Executive Officer - Investment Management, a Chief Executive Officer - Finance and Administration, a President, a Secretary and a Chief Financial Officer.

2. The first sentence of Article V, Section 7 is replaced in its entirety as follows:

      Subject to such supervisory powers, if any, as may be given by the Board of Directors to the chairman of the board, if there be such an officer, the president shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and the officers of the corporation.

3. The following Sections are added to Article V:

      Section 11. CHIEF EXECUTIVE OFFICER - INVESTMENT MANAGEMENT. The Chief Executive Officer - Investment Management shall be the principal executive officer with respect to the portfolio investments of the corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

      Section 12. CHIEF EXECUTIVE OFFICER - FINANCE AND ADMINISTRATION. The Chief Executive Officer - Finance and Administration shall be the principal executive officer with respect to the financial accounting and administration of the corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

Adopted and approved as of October 10, 2002 pursuant to authority delegated by the Board.

/s/STEVEN GRAY
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[Signature]

/s/STEVEN GRAY
----------------------------
[Name]

ASSISTANT SECRETARY
----------------------------
[Title]